RESIGNATION LETTER

September 28, 2015

HK Graphene Technology Corporation

800 E. Colorado Blvd.

Suite 888

Pasadena, CA 91101

Re:

Resignation

I, Yunfeng Lu, do hereby resign as a director of HK Graphene Technology Corporation (the “Company”), effective as of September 28th, 2015.

/s/ Yunfeng Lu

Name: Dr. Yunfeng Lu